Golfsmith Announces First Quarter Fiscal 2008 Results

AUSTIN, May 7, 2008 — Golfsmith International Holdings, Inc., (NASDAQ: GOLF) today announced financial results for the first quarter fiscal 2008 ended March 29, 2008.

First Quarter Highlights:

•	Net revenues increased 2.0 percent to $79.2 million for the first quarter compared with net revenues of $77.7 million for the first quarter of fiscal 2007. The increase includes net revenues from 13 non-comparable retail stores opened in fiscal 2007, partially offset by a 11.4 percent decrease in net revenues from its direct channel and a 8.4 percent decrease in comparable store sales.

•	Operating loss totaled $5.2 million in the first quarter compared with a $3.9 million loss for the first quarter of fiscal 2007.

•	Net loss totaled $5.4 million or a loss per share of $0.34, based on 15.8 million fully diluted weighted average shares outstanding. This compares with a net loss of $4.9 million, or $0.31 per share, based on 15.7 million fully diluted weighted average shares outstanding in the three months ended March 31, 2007.

•	Operating results included a $1.8 million charge, or $0.11 cents per share related to restructuring costs, severance and search fees associated with organizational changes made in the first quarter, including the severance package provided to our previous CEO.

“Our first quarter results were slightly below our initial expectations due to lack of new product launches, a decline in rounds played and the challenging economic environment. In addition, in comparison to last year, there was the negative impact of the Easter shift, said Martin Hanaka, chairman and interim chief executive officer of Golfsmith. “Looking ahead, we will continue to focus intently on expense controls, gross margin expansion, and improved inventory management. During April we experienced improved sales trends and now are more closely in line with expectations. As we stated in our last conference call, we expect the third and fourth quarters to be similar or slightly below last’s year’s respective quarter, while the second quarter should show meaningful improvement and our performance is still tracking to this expectation.”

As of March 29, 2008, total inventory was $100.5 million as compared to $100.1 million on March 31, 2007 and average comp store inventory declined 7%.

Outlook:

For Fiscal 2008 Golfsmith continues to expect overall sales growth to be slightly positive with slightly negative comparable store sales and a decrease in direct sales. Earnings growth will be driven by reduced operating expenses and marketing costs as well as lower pre-opening costs.

Conference Call Information

The company will host a conference call today at 4:30 p.m. (eastern time) to discuss the first quarter Fiscal 2008 financial results. The call will be simulcast over the Internet at https://investors.golfsmith.com. A replay will be available for 30 days after the call at the aforementioned website. Telephone replays can be accessed for seven days following the call by dialing 888-286-8010 (U.S.) or 617-801-6888 (international) and entering passcode 95411892.

About Golfsmith

Golfsmith International Holdings, Inc., (NASDAQ: GOLF) is a 40-year-old specialty retailer of golf and tennis equipment, apparel and accessories. The company operates as an integrated multi-channel retailer, offering its guests the convenience of shopping in its 72 stores across the United States, through its Internet site at www.golfsmith.com and from its assortment of catalogs. Golfsmith offers an extensive product selection that features premier branded merchandise, as well as its proprietary products, clubmaking components and pre-owned clubs.

Cautionary Language

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about the company’s beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” or similar expressions. Forward-looking statements are not guarantees of performance. These statements are based on management’s beliefs and assumptions, which in turn are based in part on currently available information and in part on management’s estimates and projections of future events and conditions. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for the products, the introduction of new product offerings, store opening costs, the ability to lease new sites on a timely basis, expected pricing levels, the timing and cost of planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve risks and uncertainties, which could cause actual results that differ materially from those contained in any forward-looking statement. Many of these factors are beyond the company’s ability to control or predict. Such factors include, but are not limited to the Risk Factors set forth in Item 1A. Risk Factors in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2008.

The company believes its forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update publicly any of them in light of new information or future events.

On May 7, 2008 Golfsmith International Holdings, Inc. (the “Company”) issued a news release announcing its results of operations for the first quarter ended March 29, 2008.

The Company will conduct an earnings conference call at 3:30 p.m. Central Daylight Time on May 7, 2008. The earnings conference will be available live on the Company’s Web site at investors.golfsmith.com.

The news release issued on May 7, 2008, is furnished as Exhibit No. 99 to this Current Report on Form 8-K. The Company’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the Company.

The information in this Current Report on Form 8-K, including Exhibit No. 99 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Golfsmith International Holdings, Inc.
Consolidated Statements of Operations

	Three Months Ended
	March 29, 2008	March 31, 2007
	(Unaudited)	(Unaudited)
Net revenues	$79,235,496	$77,662,496
Cost of products sold	52,075,606	51,579,270

Gross profit	27,159,890	26,083,226
Selling, general and administrative	32,335,834	29,351,900
Store pre-opening / closing expenses	28,144	630,766

Total operating expenses	32,363,978	29,982,666
Operating loss	(5,204,088)	(3,899,440)
Interest expense	(997,650)	(983,490)
Interest income	9,951	5,902
Other income	25,544	31,998
Other expense	(18,983)	(42,979)

Loss before income taxes	(6,185,226)	(4,888,009)
Income tax benefit (expense)	742,227	(20,982)

Net loss	$(5,442,999)	$(4,908,991)

Net loss per share:
Basic	$(0.34)	$(0.31)
Diluted	$(0.34)	$(0.31)
Weighted average number of shares outstanding:
Basic	15,839,215	15,730,759
Diluted	15,839,215	15,730,759

Golfsmith International Holdings, Inc.
Consolidated Balance Sheets
	March 29, 2008	December 29,
	(Unaudited)	2007
ASSETS
Current assets:
Cash and cash equivalents	$2,160,736	$4,025,299
Receivables, net	2,221,113	1,600,844
Inventories	100,522,490	98,509,444
Prepaid expenses and other current assets	11,105,191	10,531,017

Total current assets	116,009,530	114,666,604
Property and equipment:
Land and buildings	21,752,029	21,719,245
Equipment, furniture, fixture and autos	35,630,217	37,292,454
Leasehold improvements and construction in progress	36,722,666	35,039,300

	94,104,912	94,050,999
Less: accumulated depreciation	(35,123,584)	(33,309,807)

Net property and equipment	58,981,328	60,741,192
Tradename	11,158,000	11,158,000
Trademarks	13,972,251	13,972,251
Customer database, net	1,321,913	1,416,336
Debt issuance costs, net	533,516	574,556
Other long-term assets	379,951	391,097

Total assets	$202,356,489	$202,920,036

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$40,872,849	$49,008,389
Accrued expenses and other current liabilities	18,889,166	21,165,752
Line of credit	65,413,000	50,736,236

Total current liabilities	125,175,015	120,910,377
Deferred rent	11,934,307	11,771,043

Total liabilities	137,109,322	132,681,420
Total stockholders’ equity	65,247,167	70,238,616

Total liabilities and stockholders’ equity	$202,356,489	$202,920,036